                                                                     EXHIBIT 4.D



                             THE COASTAL CORPORATION


                                       AND


                              THE BANK OF NEW YORK,
                           AS PURCHASE CONTRACT AGENT


                           --------------------------
                           PURCHASE CONTRACT AGREEMENT
                           --------------------------

                               DATED AS OF , 1999

TABLE OF CONTENTS

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RECITALS1

ARTICLE I
Definitions and Other Provisions of General  Applications....................................... 1

Section 1.1.      Definitions....................................................................1
Section 1.2.      Compliance Certificates and Opinions...........................................15
Section 1.3.      Form of Documents Delivered to Agent...........................................16
Section 1.4.      Acts of Holders; Record Dates..................................................16
Section 1.5.      Notices........................................................................18
Section 1.6.      Notice to Holders; Waiver......................................................19
Section 1.7.      Effect of Headings and Table of Contents.......................................19
Section 1.8.      Successors and Assigns.........................................................20
Section 1.9.      Separability Clause............................................................20
Section 1.10.     Benefits of Agreement..........................................................20
Section 1.11.     Governing Law..................................................................20
Section 1.12.     Legal Holidays.................................................................20
Section 1.13.     Counterparts...................................................................21
Section 1.14.     Inspection of Agreement........................................................21

ARTICLE II
Certificate Forms................................................................................21

Section 2.1.      Forms of Certificates Generally................................................21
Section 2.2.      Form of Agent's Certificate of Authentication..................................23

ARTICLE III
The Securities...................................................................................23

Section 3.1.      Title and Terms; Denominations.................................................23
Section 3.2.      Rights and Obligations Evidenced by the Certificates...........................23
Section 3.3.      Execution, Authentication, Delivery and Dating.................................24
Section 3.4.      Temporary Certificates.........................................................25
Section 3.5.      Registration; Registration of Transfer and Exchange............................26
Section 3.6.      Book-Entry Interests...........................................................27
Section 3.7.      Notices to Holders.............................................................28
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Section 3.8.      Appointment of Successor Clearing Agency.......................................29
Section 3.9.      Definitive Certificates........................................................29
Section 3.10.     Mutilated, Destroyed, Lost and Stolen Certificates.............................29
Section 3.11.     Persons Deemed Owners..........................................................31
Section 3.12.     Cancellation...................................................................31
Section 3.13      Establishment or Restablishment of Growth PRIDES...............................32
Section 3.14.     Establishment or Reestablishment of Income PRIDES..............................34
Section 3.15.     Transfer of Collateral upon Occurrence of Termination Event....................36
Section 3.16.     No Consent to Assumption.......................................................36

ARTICLE IV
The Debentures...................................................................................37

Section 4.1.      Payment of Distribution; Rights to Distributions Preserved;
                                    Distribution Rate Reset; Notice..............................37
Section 4.2.      Notice and Voting..............................................................38
Section 4.3.      Tax Event Redemption...........................................................39

ARTICLE V
The Purchase Contracts...........................................................................40

Section 5.1.      Purchase of Shares of Common Stock.............................................40
Section 5.2.      Contract Adjustment Payments...................................................42
Section 5.3.      Deferral of Payment Dates For Contract Adjustment Payments.....................43
Section 5.4.      Payment of Purchase Price......................................................45
Section 5.5.      Issuance of Shares of Common Stock.............................................50
Section 5.6.      Adjustment of Settlement Rate..................................................51
Section 5.7.      Notice of Adjustments and Certain Other Events.................................57
Section 5.8.      Termination Event; Notice......................................................58
Section 5.9.      Early Settlement...............................................................59
Section 5.10.     No Fractional Shares...........................................................61
Section 5.11.     Charges and Taxes..............................................................62

ARTICLE VI
Remedies.........................................................................................62

Section 6.1.      Unconditional Right of Holders to Receive Contract
                  Adjustment Payments and to Purchase Common Stock...............................62
Section 6.2.      Restoration of Rights and Remedies.............................................63

Section 6.3.      Rights and Remedies Cumulative.................................................63
Section 6.4.      Delay or Omission Not Waiver...................................................63
Section 6.5.      Undertaking for Costs..........................................................63
Section 6.6.      Waiver of Stay or Extension Laws...............................................64

ARTICLE VII
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The Agent........................................................................................64

Section 7.1.      Certain Duties and Responsibilities............................................64
Section 7.2.      Notice of Default..............................................................65
Section 7.3.      Certain Rights of Agent........................................................66
Section 7.4.      Not Responsible for Recitals or Issuance of Securities.........................67
Section 7.5.      May Hold Securities............................................................67
Section 7.6.      Money Held in Custody..........................................................67
Section 7.7.      Compensation and Reimbursement.................................................67
Section 7.8.      Corporate Agent Required; Eligibility..........................................68
Section 7.9.      Resignation and Removal; Appointment of Successor..............................68
Section 7.10.     Acceptance of Appointment by Successor.........................................70
Section 7.11.     Merger, Conversion, Consolidation or Succession to Business....................70
Section 7.12.     Preservation of Information; Communications to Holders.........................71
Section 7.13.     No Obligations of Agent........................................................71
Section 7.14.     Tax Compliance.................................................................72

ARTICLE VIII
Supplemental Agreements..........................................................................72

Section 8.1.      Supplemental Agreements Without Consent of Holders.............................72
Section 8.2.      Supplemental Agreements with Consent of Holders................................73
Section 8.3.      Execution of Supplemental Agreements...........................................74
Section 8.4.      Effect of Supplemental Agreements..............................................75
Section 8.5.      Reference to Supplemental Agreements...........................................75

ARTICLE IX
Consolidation, Merger, Sale or Conveyance........................................................75
Section 9.1.      Covenant Not to Merge, Consolidate, Sell or Convey
                  Property Except Under Certain Conditions.......................................75
Section 9.2.      Rights and Duties of Successor Corporation.....................................76
Section 9.3.      Opinion of Counsel Given to Agent..............................................77

ARTICLE X
Covenants........................................................................................77

Section 10.1.     Performance Under Purchase Contracts...........................................77
Section 10.2.     Maintenance of Office or Agency................................................77
Section 10.3.     Company to Reserve Common Stock................................................78
Section 10.4.     Covenants as to Common Stock...................................................78



EXHIBIT A         Form of Face Income PRIDES Certificate
EXHIBIT B         Form of Face Growth PRIDES Certificate
EXHIBIT C         Instruction From Purchase Contract Agent to Collateral Agent
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

EXHIBIT D         Instruction to Purchase Contract Agent
EXHIBIT E         Notice to Settle by Separate Cash

         PURCHASE CONTRACT AGREEMENT, dated as of , 1999 between The Coastal Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a national banking association, acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").


                                    RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

         All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.


                                   WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Applications

Section 1.1.      Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and nouns and pronouns of the masculine gender include the feminine and neuter genders;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

         (d) the following terms have the meanings given to them in this Section 1.1(d).

         "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1993, as amended, as is in effect on the date hereof.

         "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Market Value" has the meaning specified in Section 5.1.

         "Applicable Ownership Interest" means, with respect to an Income PRIDES and the Treasury Securities in the Treasury Portfolio, (A) a, or %, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to 15, 2002 and (B) for each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, a % undivided beneficial ownership interest in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

         "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to 16, 2002, the aggregate principal amount of the Debentures which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after 16, 2002, the aggregate principal amount of the Debentures outstanding on such Tax Event Redemption Date.

         "Authorized Newspaper" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are Legal Holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date is currently anticipated to be The Wall Street Journal.

         "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

         "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

         "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

         "Cash Settlement" has the meaning set forth in Section 5.4(a)(i).

         "Certificate" means an Income PRIDES Certificate or a Growth PRIDES Certificate.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Price" has the meaning specified in Section 5.1.

         "Collateral" has the meaning specified in Section 2.1 of the Pledge Agreement.

         "Collateral Agent" means The Chase Manhattan Bank, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Collateral Substitution" has the meaning specified in Section 3.13.

         "Common Stock" means the Common Stock, $0.33 1/3 par value, of the Company.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

         "Contract Adjustment Payments" means (i) in the case of Income PRIDES, the amount payable by the Company in respect of each Purchase Contract initially constituting a part of an Income PRIDES, equal to o% per annum of the Stated Amount and (ii) in the case of Growth PRIDES, the amount payable by the Company in respect of each Purchase Contract initially constituting a part of a Growth PRIDES, equal to % per annum of the Stated Amount, in each case computed on the basis of a 360 day year of twelve 30 day months, plus any Deferred Contract Adjustment Payments accrued pursuant to Section 5.2 or 5.3.

         "Corporate Trust Office" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York, 101 Barclay Street, Floor 12 East, New York, NY 10286, Attention:
Corporate Trust Administration.

         "Coupon Rate" means the percentage rate per annum at which each Debenture will bear interest initially.

         "Current Market Price" has the meaning specified in Section 5.6(a)(8).

         "Debentures" means the series of debentures of the Company designated the % Debentures due 16, 2004, to be issued under the Indenture as of the date hereof.

         "Deferred Contract Adjustment Payments" has the meaning specified in
Section 5.3.

         "Depositary" means, initially, DTC until another Clearing Agency becomes its successor.

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "Early Settlement" has the meaning specified in Section 5.9(a).

         "Early Settlement Amount" has the meaning specified in Section 5.9(a).

         "Early Settlement Date" has the meaning specified in Section 5.9(a).

         "Early Settlement Rate" has the meaning specified in Section 5.9(b).

         "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Expiration Date" has the meaning specified in Section 1.4.

         "Expiration Time" has the meaning specified in Section 5.6(a)(6).

         "Failed Remarketing" has the meaning specified in Section 5.4(b).

         "Global Debenture Certificate" means a certificate evidencing the respective rights and obligations of Holders in respect of the number of Debentures specified on such certificate and which is registered in the name of a Clearing Agency or a nominee thereof.

         "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

         "Growth PRIDES" means the collective rights and obligations of a Holder of a Growth PRIDES Certificate in respect of the Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

         "Growth PRIDES Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Growth PRIDES specified on such certificate.

         "Growth PRIDES Register" and "Growth PRIDES Registrar" have the respective meanings specified in Section 3.5.

         "Guarantee" means the guarantee agreement to be dated as of , 1999 of the Company in respect of the Common Securities and the Debentures.

         "Holder," when used with respect to a Security, means the Person in whose name the Security evidenced by an Income PRIDES Certificate and/or a Growth PRIDES Certificate is registered in the related Income PRIDES Register and/or the Growth PRIDES Register, as the case may be.

         "Income PRIDES" means the collective rights and obligations of a Holder of an Income PRIDES Certificate in respect of a Debenture or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

         "Income PRIDES Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Income PRIDES specified on such certificate.

         "Income PRIDES Register" and "Income PRIDES Registrar" have the respective meanings specified in Section 3.5.

         "Indenture" means, collectively, the Base Indenture and the First Supplemental Indenture, and any other indentures supplemental thereto pursuant to which the Debentures are to be issued.

         "Indenture Trustee" means Harris Trust and Savings Bank, a national banking association, as trustee under the Indenture, or any successor thereto.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

         "NYSE" has the meaning specified in Section 5.1.

         "New York Office" shall have the meaning set forth in Section 10.2

         "Officer's Certificate" means a certificate of the Company signed on its behalf by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Agent.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

         "Outstanding Securities," with respect to the Income PRIDES or Growth PRIDES, means, as of the date of determination, all Income PRIDES or Growth PRIDES, as the case may be, evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                  (i) If a Termination Event has occurred, (A) Growth PRIDES for which the Stated Amount of Treasury Securities has been theretofore deposited with the Agent in trust for the Holders of such Growth PRIDES and (B) Income PRIDES for which the Stated Amount of the related Debenture or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Income PRIDES;

                   (ii) Income PRIDES and Growth PRIDES evidenced by Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                  (iii) Income PRIDES and Growth PRIDES evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Income PRIDES or Growth PRIDES evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Income PRIDES or Growth PRIDES have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Income PRIDES or Growth PRIDES owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Income PRIDES or Growth PRIDES which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Income PRIDES or Growth PRIDES so owned which have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Income PRIDES or Growth PRIDES and that the pledgee is not the Company or any Affiliate of the Company.

         "Payment Date" means each February 16, May 16, August 16 and November 16, commencing 16, .

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

         "Permitted Investments" has the meaning set forth in Section 1 of the Pledge Agreement.

         "Pledge" means the pledge under the Pledge Agreement of the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and of the Treasury Securities, in each case constituting a part of the Securities.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities, as the same may hereafter be amended in accordance with the terms thereof.

         "Predecessor Certificate" means a Predecessor Income PRIDES Certificate or a Predecessor Growth PRIDES Certificate.

         "Predecessor Growth PRIDES Certificate" of any particular Growth PRIDES Certificate means every previous Growth PRIDES Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Growth PRIDES evidenced thereby; and, for the purposes of this definition, any Growth PRIDES Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Growth PRIDES Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Growth PRIDES Certificate.

         "Predecessor Income PRIDES Certificate" of any particular Income PRIDES Certificate means every previous Income PRIDES Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Income PRIDES evidenced thereby; and, for the purposes of this definition, any Income PRIDES Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Income PRIDES Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Income PRIDES Certificate.

         "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

         "Proceeds" has the meaning set forth in Section 1 of the Pledge Agreement.

         "Purchase Contract," when used with respect to any Security, means the contract forming a part of such Security and obligating the Company to (i) sell and the Holder of such Security to purchase Common Stock and (ii) pay the Holder Contract Adjustment Payments, if any, on the terms and subject to the conditions set forth in Article Five hereof.

         "Purchase Contract Settlement Date" means       16, 2002.

         "Purchase Contract Settlement Fund" has the meaning specified in
Section 5.5.

         "Purchase Price" has the meaning specified in Section 5.1.

         "Purchased Shares" has the meaning specified in Section 5.6(a)(6).

         "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Sponsor shall substitute therefor another Primary Treasury Dealer or (ii) any other Primary Treasury Dealer selected by the Sponsor.

         "Record Date" for the distribution payable in respect of the Debentures and Contract Adjustment Payments, if any, payable on any Payment Date means the first day of the month in which the relevant Payment Date occurs.

         "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

         "Redemption Price" means the redemption price per Security equal to the Redemption Amount plus any accrued and unpaid Distributions to the date of redemption or, in the case of any redemption in connection with the final maturity of the Debentures, an amount per Security equal to the redemption price for $ in principal amount of Debentures plus accrued and unpaid Distributions to the date of redemption.

         "Register" means the Income PRIDES Register and the Growth PRIDES Register.

         "Registrar" means the Income PRIDES Registrar and the Growth PRIDES Registrar.

         "Remarketing Agent" has the meaning specified in Section 5.4.

         "Remarketing Agreement" means the Remarketing Agreement dated as of , 1999 by and among the Company, the Remarketing Agent and the Purchase Contract Agent.

         "Remarketing Fee" has the meaning specified in Section 5.4.

         "Reorganization Event" has the meaning specified in Section 5.6(b).

         "Reset Agent" means a nationally recognized investment banking firm chosen by the Sponsor to determine the Reset Rate. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will act in such capacity.

         "Reset Announcement Date" means the tenth Business Day immediately preceding the Purchase Contract Settlement Date.

         "Reset Rate" means the distribution rate per annum (to be determined by the Reset Agent), equal to the sum of (X) the Reset Spread and (Y) the rate of interest on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date that the Capital Securities should bear in order for the Debentures to have an approximate market value of % of their aggregate stated liquidation amount on the third Business Day immediately preceding the Purchase Contract Settlement Date; provided, that the Company may limit such Reset Spread to be no higher than basis points ( %) and the Sponsor shall limit the Reset Rate, if applicable, to the maximum rate permitted by applicable law.

         "Reset Spread" means a spread amount to be determined by the Reset Agent on the tenth Business Day immediately preceding the Purchase Contract Settlement Date.

         "Responsible Officer," when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

         "Security" means an Income PRIDES or a Growth PRIDES.

         "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

         "Settlement Rate" has the meaning specified in Section 5.1.

         "Stated Amount" means $  .

         "Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Debentures are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of the first issuance of Debentures under the Indenture, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

         "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Debentures, at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "Termination Date" means the date, if any, on which a Termination Event occurs.

         "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days, or (iii) at any time on or prior to the Purchase Contract Settlement Date the

Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "Threshold Appreciation Price" has the meaning specified in Section
5.1.

         "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

         "Trading Day" has the meaning specified in Section 5.1.

         "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to 16, 2002, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to 15, 2002 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and
(b) if the Tax Event Redemption Date occurs after 16, 2002, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to 15, 2004 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

         "Treasury Security" means zero-coupon U.S. Treasury Securities (CUSIP Number ) which are the principal strip of the U.S. Treasury Securities which mature on 15, 2002.

         "Two-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Debentures, as agreed upon by the Sponsor and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an Affiliate thereof).

         "Underwriting Agreement" means the Underwriting Agreement dated , 1999 among the Company, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. and Banc of America Securities LLC.

         "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 1.2.      Compliance Certificates and Opinions.

         Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if reasonably requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such Person, he or she or it has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.3.      Form of Documents Delivered to Agent.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Company knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Company stating that the information with respect to such factual matters is in the possession of the Company unless the Person giving such certificate or Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.4.      Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

         (c) The ownership of Securities shall be proved by the Income PRIDES Register or the Growth PRIDES Register, as the case may be.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Income PRIDES and the Outstanding Growth PRIDES, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Income PRIDES or the Growth PRIDES, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the pro posed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.6.

         With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.5.      Notices.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

                   (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at The Bank of New York, 101 Barclay Street, Floor 12 East, New York, NY 10286, Attention: Corporate Trust Administration, or at any other address previously furnished in writing by the Agent to the Holders and the Company; or

                  (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, TX 77046-0995, Attention: [Chief Financial Officer], or at any other address previously furnished in writing to the Agent by the Company; or

                  (3) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and person ally delivered or mailed, first-class postage prepaid, addressed to the Collateral Agent at , Attention: [Corporate Trust Administration], or at any other address previously furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

                  (4) the Indenture Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Indenture Trustee at c/o Bank of Montreal Trust Company, 77 Water Street, New York, New York 10005, Attention: Trust Officer, or at any other address previously furnished in writing by the Indenture Trustee to the Company.

Section 1.6.      Notice to Holders; Waiver.

         Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to

Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.7.      Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8.      Successors and Assigns.

         All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.9.      Separability Clause.

         In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10.     Benefits of Agreement.

         Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the applicable terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11.     Governing Law.

         THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.12.     Legal Holidays.

         In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Income PRIDES Certificates or the Growth PRIDES Certificates) payment of the Contract Adjustment Payments, if any, shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date unless there shall be a default in the payment due on such next succeeding Business Day, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

         In any case where any Purchase Contract Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement, the Income PRIDES Certificates or the Growth PRIDES Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date.

Section 1.13.     Counterparts.

         This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.14.     Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

                                   ARTICLE II

                                Certificate Forms

Section 2.1.      Forms of Certificates Generally.

         The Income PRIDES Certificates (including the form of Purchase Contract forming part of the Income PRIDES evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Income PRIDES are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Income PRIDES Certificates, as evidenced by their execution of the Income PRIDES Certificates.

         The definitive Income PRIDES Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Income PRIDES Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         The Growth PRIDES Certificates (including the form of Purchase Contract forming part of the Growth PRIDES evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Growth PRIDES are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Growth PRIDES Certificates, as evidenced by their execution of the Growth PRIDES Certificates.

         The definitive Growth PRIDES Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Growth PRIDES Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

Section 2.2.      Form of Agent's Certificate of Authentication.

         The form of the Agent's certificate of authentication of the Income PRIDES shall be in substantially the form set forth on the form of the Income PRIDES Certificates.

         The form of the Agent's certificate of authentication of the Growth PRIDES shall be in substantially the form set forth on the form of the Growth PRIDES Certificates.

                                   ARTICLE III

                                 The Securities

Section 3.1.      Title and Terms; Denominations.

         The aggregate number of Income PRIDES and Growth PRIDES evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.9, 3.10, 3.13, 3.14, 5.9 or 8.5.

         The Certificates shall be issuable only in registered form and only in denominations of a single Income PRIDES or Growth PRIDES and any integral multiple thereof.

Section 3.2.      Rights and Obligations Evidenced by the Certificates.

         Each Income PRIDES Certificate shall evidence the number of Income PRIDES specified therein, with each such Income PRIDES representing the owner ship by the Holder thereof of a beneficial interest in a Debenture or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Debenture or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Income PRIDES shall pledge, pursuant to the Pledge Agreement, the Debenture or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Income PRIDES, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Debenture or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Stock of the Company.

         Each Growth PRIDES Certificate shall evidence the number of Growth PRIDES specified therein, with each such Growth PRIDES representing the owner ship by the Holder thereof of a 1/100 undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $ , subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Growth PRIDES shall pledge, pursuant to the Pledge Agreement, the Treasury Security to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Treasury Security, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Stock of the Company.

Section 3.3.      Execution, Authentication, Delivery and Dating.

         Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

         The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.

         Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

         Each Certificate shall be dated the date of its authentication.

         No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.4.      Temporary Certificates.

         Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Income PRIDES or Growth PRIDES are listed, or as may, consistently herewith, be deter mined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

         If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office or the New York office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Income PRIDES or Growth PRIDES, as the case may be, evidenced thereby as definitive Certificates.

Section 3.5.      Registration; Registration of Transfer and Exchange.

         The Agent shall keep at the Corporate Trust Office a Register (the "Income PRIDES Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Income PRIDES Certificates and of transfers of Income PRIDES Certificates (the Agent, in such capacity, the "Income PRIDES Registrar") and a Register (the "Growth PRIDES Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Growth PRIDES Certificates and transfers of Growth PRIDES Certificates (the Agent, in such capacity, the "Growth PRIDES Registrar").

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or the New York Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be.

         At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office or the New York Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

         All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Income PRIDES or Growth PRIDES, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Income PRIDES or Growth PRIDES, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

         Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.6, 3.9 and 8.5 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver, any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Debentures, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

Section 3.6.      Book-Entry Interests.

         The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

                  (a) the provisions of this Section 3.6 shall be in full force and effect;

                  (b) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Contract Adjustment Payments, if any, and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

                  (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this
Section 3.6 shall control; and

                  (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book entry transfers among Clearing Agency Participants and receive and transmit payments of Contract Adjustment Payments, if any, to such Clearing Agency Participants.

Section 3.7.      Notices to Holders.

         Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.8.      Appointment of Successor Clearing Agency.

         If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Securities.

Section 3.9.      Definitive Certificates.

         If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to
Section 3.8, (ii) the Company elects to terminate the book-entry system through the Clearing Agency with respect to the Securities, or (iii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, or one or more Debentures, then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Securities by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

Section 3.10.     Mutilated, Destroyed, Lost and Stolen Certificates.

         If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Income PRIDES or Growth PRIDES, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Income PRIDES or Growth PRIDES, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Debentures, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

         Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Agent) connected therewith.

         Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.11.     Persons Deemed Owners.

         Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Income PRIDES or Growth PRIDES evidenced thereby, for the purpose of receiving interest on the Debentures or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, if any, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any interest on the Debentures or the Contract Adjustment Payments, if any, payable in respect of the Purchase Contracts constituting a part of the Income PRIDES or Growth PRIDES evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate.

Section 3.12.     Cancellation.

         All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date, upon the transfer of Debentures, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of a transfer or exchange of a Security, or a Collateral Substitution or the re-establishment of an Income PRIDES or a Growth PRIDES shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall upon written request be returned to the Company.

         If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

Section 3.13.     Establishment or Reestablishment of Growth PRIDES.

         A Holder may separate the Debentures or the appropriate Applicable Owner ship Interest of the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of an Income PRIDES by substituting for such Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, Treasury Securities in an aggregate principal amount of such Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable (a "Collateral Substitution"), at any time from and after the date of this Agreement and on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of the Debentures and on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of the appropriate Applicable Ownership Interest of the Treasury Portfolio, in each case by (a) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount of the Debentures comprising part of such Income PRIDES or for the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio comprising part of such Income PRIDES, as the case may be, and (b) (i) delivering cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last date that Contract Adjustment Payments were made to the date of substitution on the Growth PRIDES being created by the holder, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES, which amount the Agent shall promptly remit to the Company, and
(ii) transferring the related Income PRIDES to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Income PRIDES, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Treasury Securities described in clause (a) above and the instruction described in clause
(b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having the appropriate aggregate principal amount in the case of such Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                  (i)  cancel the related Income PRIDES;

                  (ii) transfer the Debentures or the appropriate Applicable Owner ship Interest of the Treasury Portfolio, as the case may be, to the Holder; and

                  (iii) authenticate, execute on behalf of such Holder and deliver a Growth PRIDES Certificate executed by the Company in accordance with
Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Income PRIDES.

         Holders who elect to separate the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

         Holders may make Collateral Substitutions (i) only in integral multiples of [40] Income PRIDES if Debentures are being substituted by Treasury Securities, or (ii) only in integral multiples of [ ] Income PRIDES if the appropriate Applicable Ownership Interests of the Treasury Portfolio are being substituted by Treasury Securities.

         In the event a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the Income PRIDES or fails to deliver an Income PRIDES Certificate(s) to the Agent after depositing Treasury Securities with the Collateral Agent, the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting a part of such Income PRIDES, and any interest on such Debenture or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Income PRIDES is so transferred or the Income PRIDES Certificate is so delivered, as the case may be, or, with respect to an Income PRIDES Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Income PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

         Except as described in this Section 3.13, for so long as the Purchase Contract underlying an Income PRIDES remains in effect, such Income PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Purchase Contract comprising such Income PRIDES may be acquired, and may be transferred and exchanged, only as an Income PRIDES.

Section 3.14.     Establishment or Reestablishment of Income PRIDES.

         A Holder of a Growth PRIDES may create or recreate Income PRIDES at any time (i) on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption has not occurred, and (ii) on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption has occurred and an Applicable Owner ship Interest in the Treasury Portfolio has become a component of the Income PRIDES, in each case by (a) depositing with the Collateral Agent Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having an aggregate principal amount in the case of the Debentures, or an appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, equal to the aggregate principal amount of the Treasury Securities comprising part of the Growth PRIDES and (b) transferring the related Growth PRIDES to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Growth PRIDES, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, of the Treasury Securities having a corresponding aggregate principal amount from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                  (i)   cancel the related Growth PRIDES;

                  (ii)  transfer the Treasury Securities to the Holder; and

                  (iii) authenticate, execute on behalf of such Holder and deliver an Income PRIDES Certificate executed by the Company in accordance with
Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Growth PRIDES.

         Holders of Growth PRIDES may establish or reestablish Income PRIDES in integral multiples of [25] Growth PRIDES for [25] Income PRIDES if a Tax Event Redemption has not occurred, and in integral multiples of Growth PRIDES for Income PRIDES if a Tax Event Redemption has occurred.

         In the event a Holder establishing or re-establishing Income PRIDES pursuant to this Section 3.14 fails to effect a book-entry transfer of the Growth PRIDES or fails to deliver a Growth PRIDES Certificate(s) to the Agent after depositing Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with the Collateral Agent, the Treasury Securities constituting a part of such Growth PRIDES shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Growth PRIDES is so transferred or the Growth PRIDES Certificate is so delivered, as the case may be, or, with respect to a Growth PRIDES Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Growth PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

         Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Growth PRIDES remains in effect, such Growth PRIDES shall not be separable into its constituent parts and the rights and obligations of the Holder of such Growth PRIDES in respect of the Treasury Security and Purchase Contract comprising such Growth PRIDES may be acquired, and may be transferred and exchanged, only as a Growth PRIDES.

Section 3.15.     Transfer of Collateral upon Occurrence of Termination Event.

         Upon the occurrence of a Termination Event and the transfer to the Agent of the Debentures, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Income PRIDES and the Growth PRIDES pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Income PRIDES Register or the Growth PRIDES Register, as the case may be. Upon book-entry transfer of the Income PRIDES or Growth PRIDES or delivery of an Income PRIDES Certificate or Growth PRIDES Certificate to the Agent with such transfer instructions, the Agent shall transfer the Debentures, the Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income PRIDES or Growth PRIDES, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions; provided, however, that, to the extent that a Holder of Income PRIDES or Growth PRIDES would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. In the event a Holder of Income PRIDES or Growth PRIDES fails to effect such transfer or delivery, the Debentures, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income PRIDES or Growth PRIDES, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Income PRIDES or Growth PRIDES are transferred or the Income PRIDES Certificate or Growth PRIDES Certificate is surrendered or such Holder provides satisfactory evidence that such Income PRIDES Certificate or Growth PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

Section 3.16.     No Consent to Assumption.

          Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, receiver, liquidator or a person or entity performing similar functions, its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

                                   ARTICLE IV

                                 The Debentures

Section 4.1. Payment of Distribution; Rights to Distributions Preserved; Distribution Rate Reset; Notice.

         A distribution on any Debenture or on the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Income PRIDES Certificate (or one or more Predecessor Income PRIDES Certificates) of which such Debenture or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date for such Payment Date.

         Each Income PRIDES Certificate evidencing Debentures delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Income PRIDES Certificate shall carry the rights to distributions accrued and unpaid, and distributions to accrue, which were or will be carried by the Debentures underlying such other Income PRIDES Certificate.

         In the case of any Income PRIDES with respect to which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Debentures or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Income PRIDES otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Income PRIDES Certificate (or one or more Predecessor Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Income PRIDES with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution has been effected, distributions on the related Debentures or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date shall not be payable hereunder to the Holder of such Income PRIDES; provided, however, that to the extent that such Holder continues to hold the separated Debentures that formerly comprised a part of such Holder's Income PRIDES, such Holder shall be entitled to receive the distributions on such separated Debentures.

         The applicable Coupon Rate on the Debentures on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (such Reset Rate to be in effect on and after the Purchase Contract Settlement Date). On the Reset Announcement Date the Reset Spread and the Two-Year Benchmark Treasury to be used to determine the Reset Rate will be announced by the Company. On the Business Day immediately following the Reset Announcement Date, the Debentures Holders will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Company. Such notice shall be sufficiently given to Holders of Debentures if published in an Authorized Newspaper in The City of New York.

         Not later than 7 calendar days nor more than 15 calendar days prior to the Reset Announcement Date, the Company will notify the DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Beneficial Owners or Clearing Agency Participants holding Income PRIDES or Growth PRIDES, of such Reset Announcement Date and the procedures to be followed by such Holders of Income PRIDES who intend to settle their obligation under the Purchase Contract with separate cash on the Purchase Contract Settlement Date.

Section 4.2.      Notice and Voting.

         Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Debentures pledged with the Collateral Agent but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Debentures are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Debentures, the Agent shall, as soon as practicable thereafter, mail to the Holders of Income PRIDES a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Debentures entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Debentures underlying their Income PRIDES and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Income PRIDES on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debentures as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income PRIDES, the Agent shall abstain from voting the Debentures underlying such Income PRIDES. The Company hereby agrees, if applicable, to solicit Holders of Income

PRIDES to timely instruct the Agent in order to enable the Agent to vote such Debentures.

Section 4.3.      Tax Event Redemption.

         Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of Income PRIDES the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Income PRIDES. The Treasury Portfolio will be substituted for the Pledged Debentures, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Income PRIDES to purchase the Common Stock of the Company under the Purchase Contract constituting a part of such Income PRIDES. Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Income PRIDES and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Income PRIDES and the Collateral Agent had in respect of the Debentures, as the case may be, subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein or in the Certificates to the Debenture shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Debentures shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Income PRIDES Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Debentures as collateral.

                                    ARTICLE V

                             The Purchase Contracts

Section 5.1.      Purchase of Shares of Common Stock.

         Each Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.9 hereof, obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued shares of Common Stock equal to the Settlement Rate unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $ (the "Threshold Appreciation Price"), o shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $ , the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market

Value is less than or equal to $ , shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or down ward to the nearest 1/10,000th of a share). As provided in Section 5.10, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         Each Holder of an Income PRIDES or a Growth PRIDES, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, and consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Debentures, the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of an Income PRIDES or a Growth PRIDES, by its acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in
Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the principal amount of the Debentures or the Proceeds of the Treasury Securities or the Treasury Portfolio on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

Section 5.2.      Contract Adjustment Payments.

         Subject to Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Adjustment Payments, if any, will be payable at the New York Office maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Income PRIDES Register or the Growth PRIDES Register.

         Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments), if any, shall cease.

         Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-establishment of an Income PRIDES) any other Certificate shall carry the rights to Contract Adjustment Payments, if any, accrued and unpaid, and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

         Subject to Section 5.9, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date, or with respect to which a Collateral Substitution or an establishment or re-establishment or Income PRIDES pursuant to Section 3.14 is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contracts underlying such Securities otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Collateral Substitution or establishment or re-establishment of Income PRIDES, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more

Predecessor Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution or an establishment or re-establishment of Income PRIDES has been effected, Contract Adjustment Payments, if any, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date with respect to such Purchase Contract shall not be payable.

         The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

Section 5.3.      Deferral of Payment Dates For Contract Adjustment Payments.

         The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or
(ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments, if any, to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of % per annum (computed on the basis of 360 day year of twelve 30 day months), compounding on each succeed ing Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Adjustment Payments, if any, may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments will terminate.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder will receive on the Purchase Contract Settlement Date in lieu of a cash payment a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder divided by (y) the Applicable Market Value.

         No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.10.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of shares of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future).

Section 5.4.      Payment of Purchase Price.

                  (a) (i) Unless a Tax Event Redemption has occurred or a Holder settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9, each Holder of an Income PRIDES must notify the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

                   (ii) A Holder of an Income PRIDES who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments, will be distributed to the Agent when received for payment to the Holder.

                  (iii) If a Holder of an Income PRIDES fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, such failure shall constitute an event of default and the Holder shall be deemed to have consented to the disposition of the pledged Debentures pursuant to the remarketing as described in paragraph (b) below. If a Holder of an Income PRIDES does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(ii) above, such failure shall also constitute a default; however, the Debentures of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debentures, including but not limited to those rights specified in paragraph (c) below.

                  (b) In order to dispose of the Debentures of Income PRIDES Holders who have not notified the Agent of their intention to effect a Cash Settlement as provided in paragraph (a)(i) above, the Company shall engage a nationally recognized investment bank (the "Remarketing Agent") pursuant to the Remarketing Agreement to sell such Debentures. In order to facilitate the remarketing, the Agent shall notify, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Remarketing Agent of the aggregate principal amount of Debentures to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Debentures to the Remarketing Agent. Upon receipt of such notice from the Agent and such Debentures from the Collateral Agent, the Remarketing Agent will, on the third Business Day immediately preceding the Purchase Contract Settlement Date, use its reasonable efforts to remarket such Debentures on such date at a price of approximately [ ]% (but not less than 100%) of the aggregate stated liquidation amount of such aggregate principal amount of Debentures, plus accrued and unpaid interest (including deferred interest), if any, thereon; provided that the Company may limit the Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus [ basis points ( %)] and provided further that the Reset Rate shall in no event exceed (and the Company shall limit the Reset Rate so that it does not exceed) the maximum rate permitted by law. After deducting as the remarketing fee ("Remarketing Fee") an amount not exceeding basis points ( %)] of the aggregate principal amount of the remarketed Debentures from any amount of such proceeds in excess of the aggregate principal amount of the remarketed Debentures plus accrued and unpaid interest (including deferred interest), if any, then the Remarketing Agent will remit the entire amount of the proceeds from such remarketing to the Collateral Agent. Such portion of the proceeds, equal to the aggregate principal amount of Debentures will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement to satisfy in full such Income PRIDES holders' obligations to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Agent for payment to the Holders of the related Income PRIDES. Income PRIDES Holders whose Debentures are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Debentures (other than to the Company) of such Holders of Income PRIDES at a price not less than 100% of the aggregate principal amount of Debentures plus accrued and unpaid interest (including deferred interest), if any, the remarketing will be deemed to have failed (a "Failed Remarketing") and in accordance with the terms of the Pledge Agreement the Collateral Agent for the benefit of the Company will exercise its rights as a secured party with respect to such Debentures, including those actions specified in paragraph (c) below; provided, that if upon a Failed Remarketing the Collateral Agent exercises such rights for the benefit of the Company with respect to such Debentures, any accrued and unpaid interest (including deferred interest) on such Debentures will become payable and be paid in cash by the Company to the Agent for payment to the Holder of the Income PRIDES to which such Debentures relates. Such payment will be made by the Company on or prior to 11 a.m. New York City time on the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Agent. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

                  (c) With respect to any Debentures beneficially owned by Holders who have elected Cash Settlement but failed to deliver cash as required in (a)(ii) above, or with respect to Debentures which are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph (h) below, may, among other things, (i) retain the Debentures in full satisfaction of the Holders obligations under the Purchase Contracts or
(ii) sell the Debentures in one or more public or private sales.

                     (d) (i) Unless a Holder of an Income PRIDES (if a Tax Event Redemption has occurred) settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in

         Section 5.9, each Holder of an Income PRIDES (if a Tax Event Redemption has occurred) must notify the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make such a Cash Settlement.

                           (ii) A Holder of an Income PRIDES (if a Tax Event Redemption has occurred) who has so notified the Agent of its intention to make a Cash Settlement in accordance with paragraph (d)(i) above is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holder.

                           (iii) If a Holder of an Income PRIDES (if a Tax Event Redemption has occurred) fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (d)(i) above, or if a Holder of an Income PRIDES (if a Tax Event Redemption has occurred) does notify the Agent as provided in paragraph (d)(i) above its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (d)(ii) above, then upon the maturity of the appropriate Applicable Ownership Interest of the Treasury Portfolio held by the Collateral Agent on the Business Day immediately prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest of the Treasury Portfolio received by the Collateral Agent will be invested promptly in overnight Permitted Investments. On the Purchase Contract Settlement Date an amount equal to the Purchase Price will be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related appropriate Applicable Ownership Interest of the Treasury Portfolio and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Agent for the benefit of the Holder of the related Income PRIDES when received.

                  (e) Any distribution to Holders of excess funds and interest described above, shall be payable at the New York Office maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register.

                  (f) Unless a Holder settles the underlying Purchase Contract through the early delivery of cash to the Collateral Agent in the manner described herein, the Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

                  (g) Upon Cash Settlement of any Purchase Contract, (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or the Pledged Treasury Securities underlying the relevant Security to be released from the Pledge by the Collateral Agent free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder thereof or its designee as soon as practicable and (ii) subject to the receipt thereof from the Collateral Agent, the Agent shall, by book-entry transfer, or other appropriate procedures, in accordance with instructions provided by the Holder thereof, transfer such Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or such Treasury Securities (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Debentures or the Treasury Portfolio, as the case may be, or such Treasury Securities, and any distributions thereon, in the name of the Agent or its nominee in trust for the benefit of such Holder).

                  (h) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and are payable solely out of any Cash Settlement or the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of Collateral disposition and the Purchase Price.

Section 5.5.      Issuance of Shares of Common Stock.

         Unless a Termination Event or an Early Settlement shall have occurred, on the Purchase Contract Settlement Date, upon its receipt of payment in full of the Purchase Price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Section 5.6(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred on or after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.10 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 5.6.      Adjustment of Settlement Rate.

         (a)      Adjustments for Dividends, Distributions, Stock Splits, Etc.

                  (1) In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                  (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other property so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

                  (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (i) regular quarterly cash distributions, (ii) any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or (iii) cash that is distributed as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock (other than regular quarterly cash distributions) made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (III) the aggregate of any cash plus the fair market value, as of the expiration of the applicable tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (I), (II) and (III) above and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

         (6) In case (I) a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this

Section or this paragraph (6) has been made and (III) the aggregate amount of any distributions (other than regular quarterly cash distributions) to all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business as of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock as of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                  (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

                  (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                  (9) All adjustments to the Settlement Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a) and the denominator shall be the Settlement Rate immediately before such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

                  (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

         (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof (or upon any Early Settlement), the kind and amount of securities, cash and other property receivable upon such

Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by of the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires or leases the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Out standing Security shall have the rights provided by this Section 5.6. Such supple mental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

Section 5.7.      Notice of Adjustments and Certain Other Events.

     (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                  (i) forthwith compute the Settlement Rate in accordance with
         Section 5.6 and prepare and transmit to the Agent an Officer's Certificate setting forth the Settlement Rate, the method of calculation thereof in reason able detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to
         Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was deter mined and setting forth the adjusted Settlement Rate.

         (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Section 5.8.      Termination Event; Notice.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments, if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Securities in the case of Income PRIDES, or Treasury Securities in the case of Growth PRIDES, in accordance with the provisions of Section 4.3 of the Pledge Agreement; provided, however, that, to the extent that a Holder of Income PRIDES or Growth PRIDES would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

Section 5.9.      Early Settlement.

         (a) Subject to and upon compliance with the provisions of this Section 5.9, at the option of the Holder thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") in the case of Income PRIDES (unless a Tax Event Redemption has occurred) on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date and in the case of Growth PRIDES on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, in each case, as provided herein; provided however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Purchase Contracts underlying Income PRIDES may be settled early on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, but only in an aggregate amount of Income PRIDES or in an integral multiple thereof. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver such Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company) in immediately available funds in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (ii) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to the next to last paragraph of Section 5.2, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement or on account of any Deferred Contract Adjustment Payments. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeed ing Business Day.

         (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities and payment of any transfer or similar taxes payable by such Holder in connection with the issuance of the related Common Stock to any person other than such Holder, the Company shall issue, and the Holder shall be entitled to receive, shares of newly issued Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"); provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any Deferred Contract Adjustment Payments and future Contract Adjustment Payments, if any, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.9, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

         (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, and (ii) the related Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, in the case of Income PRIDES, or the related Treasury Securities, in the case of Growth PRIDES, to be released from the Pledge by the Collateral Agent and transferred, in each case to the Agent for delivery to the Holder thereof or its designee.

         (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Debentures, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Securities, (i) transfer to the Holder the Debentures, Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities, and (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

         (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

Section 5.10.     No Fractional Shares.

         No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this
Section 5.10 in a timely manner.

Section 5.11.     Charges and Taxes.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no such tax is due.

                                   ARTICLE VI

                                    Remedies

Section 6.1. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Common Stock.

         The Holder of any Income PRIDES or Growth PRIDES shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 5.3, and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.9(b) or upon the occurrence of a Termination Event), to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security and to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

Section 6.2.      Restoration of Rights and Remedies.

         If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.3.      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.4.      Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.5.      Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of Income PRIDES or Growth PRIDES, by its acceptance of such Income PRIDES or Growth PRIDES shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of interest on any Debentures or Contract Adjustment Payments, if any, on any Purchase Contract on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

Section 6.6.      Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                    The Agent

Section 7.1.      Certain Duties and Responsibilities.

         (a) (1) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

             (2) The Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

         (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct or bad faith, except that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

                  (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

         (d) The Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Agent.

Section 7.2.      Notice of Default.

         Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section 7.3.      Certain Rights of Agent.

 Subject to the provisions of Section 7.1:

         (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

         (d) the Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the

Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

Section 7.4.      Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section 7.5.      May Hold Securities.

         Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

Section 7.6.      Money Held in Custody.

         Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise expressly provided herein or as otherwise agreed in writing with the Company.

Section 7.7.      Compensation and Reimbursement.

         The Company agrees:

                  (1) to pay to the Agent from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time;

                  (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

                  (3) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 7.8.      Corporate Agent Required; Eligibility.

         There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a subsidiary of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having an office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.9.      Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

         (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

         (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company.

         (d) If at any time

                  (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

         (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

         (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office and New York Office, if any.

Section 7.10.     Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

         (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

         (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

Section 7.11.     Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

Section 7.12.     Preservation of Information; Communications to Holders.

         (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13.     No Obligations of Agent.

         Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof.

Section 7.14.     Tax Compliance.

         (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         (b) The Agent shall comply with any written direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.

         (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE VIII

                             Supplemental Agreements

Section 8.1.      Supplemental Agreements Without Consent of Holders.

         Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or


                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

                  (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b); or

                  (5) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

Section 8.2.      Supplemental Agreements with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts or the provisions of this Agreement or the rights of the Holders in respect of the Securities (other than the Debentures, which may be modified only in accordance with the applicable provisions of the Indenture; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change any Payment Date;

                  (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under any Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Income PRIDES to substitute the Treasury Securities for the Pledged Debentures or the rights of holders of Growth PRIDES to substitute Debentures for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

                  (3) reduce any Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

                  (4) impair the right to institute suit for the enforcement of any Purchase Contract, any Contract Adjustment Payment, if any, or any Deferred Contract Adjustment Payment, if any;

                  (5) reduce the number of shares of Common Stock (or the amount of any other property) to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock (or any other property) upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

                  (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.3.      Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

Section 8.4.      Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, this Agreement and the Securities shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

Section 8.5.      Reference to Supplemental Agreements.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                   ARTICLE IX

                    Consolidation, Merger, Sale or Conveyance

Section 9.1. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

         The Company covenants that it will not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Indenture, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default of its payment obligations under this Agreement or the Debentures, or in default of its obligations to deliver Common Stock (or other property) on the Purchase Contract Settlement Date or any Early Settlement Date, or in material default in the performance of any other covenant hereunder or under the Debentures, the Indenture, the Remarketing Agreement, the Purchase Contracts or the Pledge Agreement.

Section 9.2.      Rights and Duties of Successor Corporation.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, and its predecessor shall, except in the case of a lease, be released from its obligations under this Agreement. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The Coastal Corporation any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

Section 9.3.      Opinion of Counsel Given to Agent.

         The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent hereunder to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.

                                    ARTICLE X

                                    Covenants

Section 10.1.     Performance Under Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.2.     Maintenance of Office or Agency.

         The Company will maintain or cause to be maintained in the Borough of Manhattan, The City of New York an office or agency (a "New York Office") and in where Certificates may be presented or surrendered for payment and for acquisition of shares of Common Stock (or other property) upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or re-establishment of an Income PRIDES and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Borough of Manhattan, the City of New
York and       , as the places of payment for the Securities, and hereby
appoints the Agent, acting through its Corporate Trust Office in The Bank of New York, 101 Barclay Street, Floor 12 East, New York, NY 10286 and through its
office located at c/o       , as the registrar, paying agent and transfer agent
for the Income PRIDES and the Growth PRIDES and for the other purposes contemplated by this Section 10.2.

Section 10.3.     Company to Reserve Common Stock.

         The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

Section 10.4.     Covenants as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply with all applicable securities laws regulating the offer, issuance and delivery of shares of Common Stock upon settlement of Purchase Contracts and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is then listed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          THE COASTAL CORPORATION


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          The Bank of New York
                                          as Purchase Contract Agent


                                          By:
                                             -----------------------------------

                                          Name:
                                          Title:

                                    EXHIBIT A

                   (Form of Face of Income PRIDES Certificate)

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _____                      CUSIP No.
Number of Income PRIDES _______


                  ____% Income PRIDES

         This Income PRIDES Certificate certifies that ___________ is the registered Holder of the number of Income PRIDES set forth above. Each Income PRIDES represents (i) either (a) beneficial ownership by the Holder of $
principal amount of % Debentures due       , 16, 2004 (the "Debenture"), subject
to the Pledge of such Debenture by such Holder pursuant to the Pledge Agreement or (b) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and
(ii) the rights and obligations of the Holder under one Purchase Contract with The Coastal Corporation, a Dela ware corporation (the "Company," which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting part of each Income PRIDES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Income PRIDES.

         The Pledge Agreement provides that all payments of the Stated Amount or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or cash distributions on any Pledged Debentures (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Income PRIDES received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) cash distributions with respect to Pledged Debentures or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the Stated Amount or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such terms) of the Treasury Portfolio, as the case may be, with respect to any Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of the Stated Amount of any Pledged Debentures or the appropriate Applicable Owner ship Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio that has not been released from the Pledge pursuant to the Pledge Agreement, as the case may be, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Income PRIDES of which such Pledged Debentures or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Income PRIDES. Interest on any Debentures or Distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of an Income PRIDES evidenced hereby which are payable quarterly in arrears on February 16, May 16, August 16 and November 16 each year, commencing 16, (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Income PRIDES Certificate (or a Predecessor Income PRIDES Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Income PRIDES Certificate to purchase, and the Company to sell, on 16, 2002 (the "Purchase Contract Settlement Date"), at a price equal to $25 (the "Stated Amount"), a number of shares of Common Stock, $0.33 1/3 par value per share ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Income PRIDES of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the Stated Amount or the appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, as the case may be, of the Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Income PRIDES of which such Purchase Contract is a part.

         The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of an Income PRIDES evidenced hereby an amount (the
"Contract Adjustment Payments") equal to    % per annum of the Stated Amount,
computed on the basis of a 360-day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Income PRIDES Certificate (or a Predecessor Income PRIDES Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Interest on the Debentures or Distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Income PRIDES Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Income PRIDES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                     THE COASTAL CORPORATION

                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     HOLDER SPECIFIED ABOVE (as to
                                     Obligations of such Holder under the
                                     Purchase Contracts evidenced
                                     hereby)

                                     By: THE BANK OF NEW YORK
                                     not individually but soley
                                     as attorney-in-fact of such
                                     Holder


                                     By:
                                        ----------------------------------------

                                     Name:
                                     Title:
Dated:           , 1999


                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Income PRIDES Certificates referred to in the within mentioned Purchase Contract Agreement.

                        By: THE BANK OF NEW YORK,
                            as Purchase Contract Agent

                        By:
                           ------------------------------------
                                Authorized Signatory




                 (Form of Reverse of Income PRIDES Certificate)

         Each Purchase Contract evidenced hereby is governed by a Purchase
Contract Agreement, dated as of        , 1999 (as may be supplemented from time
to time, the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Income PRIDES Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby obligates the Holder of this Income PRIDES Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Purchase Price, a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the
Applicable Market Value (as defined below) is equal to or greater than $    (the
"Threshold Appreciation Price"), shares of Common Stock per Purchase Contract,
(b) if the Applicable Market Value is less than the Threshold Appreciation Price
but is greater than $     , the number of shares of Common Stock per Purchase
Contract equal to the Stated Amount divided by the Applicable Market Value and
(c) if the Applicable Market Amount is less than or equal to $     , shares of
Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Income PRIDES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of factional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Income PRIDES Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or from the proceeds of a remarketing of the related Pledged Debentures of such holders. A Holder of Income PRIDES who does not elect, on or prior to 5:00 p.m. New York City time on the fifth Business Day (or, if a Tax Event Redemption has occurred, the second Business Day) immediately preceding the Purchase Contract Settlement Date, to make an effective Cash Settlement or an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the Proceeds of the sale of the related Pledged Debentures held by the Collateral Agent. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement and the Remarketing Underwriting Agreement on the third Business Day immediately preceding the Purchase Contract Settlement Date. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Debentures related to this Income PRIDES certificate, any accrued and unpaid interest (including deferred interest) on such Pledged Debentures will become payable by the Company to the holder of this Income PRIDES Certificate in the manner provided for in the Purchase Contract Agreement.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debentures. Upon receipt of notice of any meeting at which holders of Debentures are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Debentures, the Agent shall, as soon as practicable thereafter, mail to the Income PRIDES holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Income PRIDES holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of

Debentures entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Debentures constituting a part of such holder's Income PRIDES and (c) stating the manner in which such instructions may be given. Upon the written request of the Income PRIDES Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debentures as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income PRIDES, the Agent shall abstain from voting the Debentures evidenced by such Income PRIDES.

         Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of Income PRIDES, the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Income PRIDES.

         Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Income PRIDES and the Collateral Agent shall have such security interests rights and obligations with respect to the Treasury Portfolio as the Holder of Income PRIDES and the Collateral Agent had in respect of the Debentures, as the case may be, subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement and any reference herein to the Debenture shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Debentures shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio.

         The Income PRIDES Certificates are issuable only in registered form and only in denominations of a single Income PRIDES and any integral multiple thereof. The transfer of any Income PRIDES Certificate will be registered and Income PRIDES Certificates may be exchanged as provided in the Purchase Contract Agreement. The Income PRIDES Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Treasury Securities for Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, thereby creating or recreating Growth PRIDES, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying an Income PRIDES remains in effect, such Income PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Income PRIDES in respect of Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the Purchase Contract constituting such Income PRIDES may be transferred and exchanged only as an Income PRIDES. A Holder of an Income PRIDES may create or recreate a Growth PRIDES by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the Pledged Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Security for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Growth PRIDES." A Holder may make such Collateral Substitution only in integral multiples of 40 Income PRIDES for 40 Growth PRIDES; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such Collateral Substitutions only in integral multiples of Income

         PRIDES for       Growth PRIDES. Such Collateral Substitution may cause
the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding
under this Income PRIDES Certificate shall not exceed $     . All such
adjustments to the equivalent aggregate Stated Amount of this Income PRIDES Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

         A Holder of Growth PRIDES may create or recreate Income PRIDES by delivering to the Collateral Agent Debentures or the appropriate Applicable Owner ship Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Debentures, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the Pledged Treasury Securities in ex change for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such creation or recreation of an Income PRIDES may be effected only in multiples of 40 Growth PRIDES for 40 Income PRIDES; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may
make such substitution only in integral multiples of              Growth PRIDES
for Income PRIDES.

         Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Income PRIDES Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Income PRIDES Register.

         The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract
Adjustment Payments thereon at the rate of      % per annum (computed on the
basis of a 360-day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments, if any, may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Income PRIDES Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Income PRIDES Certificate divided by (y) the Applicable Market Value.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company

(or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or a declaration thereunder of a dividend of rights in the future).

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Income PRIDES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holders thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Holders may early settle Income PRIDES only in integral multiples of Income PRIDES. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Income PRIDES Certificate, the Holder of this Income PRIDES Certificate shall deliver this Income PRIDES Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (ii) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common

Stock on account of each Purchase Contract forming part of a Income PRIDES as to which Early Settlement is effected equal to the Early Settlement Rate; provided however, that upon the Early Settlement of the Purchase Contracts, the Holder thereof will forfeit the right to receive any Deferred Contract Adjustment Payments and any future Contract Adjustment Payments, if any, on such Purchase Contracts, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall initially be equal to o shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         Upon registration of transfer of this Income PRIDES Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Income PRIDES Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Income PRIDES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Income PRIDES evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying this Income PRIDES Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Debentures, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Income PRIDES Certificate is registered as the owner of the Income PRIDES evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Debentures or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, if any, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -                          as tenants in common

UNIF GIFT MIN ACT -                 ------------Custodian------------
                                    (cust)                   (minor)

                                    Under Uniform Gifts to Minors Act

                                    ---------------------------------
                                                  (State)

TEN ENT -                           as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                     -------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Income PRIDES Certificates and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________
attorney to transfer said Income PRIDES Certificates on the books of The Coastal Corporation with full power of substitution in the premises.

Dated:
        -----------------           -------------------------------------------
                                    Signature

                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Income PRIDES Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                    -------------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      --------------------------------    ------------------------------------
                                   Signature
                                   Signature Guarantee:
                                   (if assigned to another person)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered               REGISTERED HOLDER
in the name of and delivered to
a Person other than the Holder,
please (i) print such Person's
name and address and (ii)
provide a guarantee of your
signature:

                                             Please print name and address of
                                             Registered Holder:


-------------------------------------        -----------------------------------
               Name                                           Name

-------------------------------------        -----------------------------------
              Address                                        Address

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------



Social Security or other
Taxpayer Identification
Number, if any
                                              ----------------------------------

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Income PRIDES Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Growth PRIDES with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Income PRIDES Certificate representing any Income PRIDES evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:
      ----------------------------               ------------------------------
                                                   Signature


Signature Guarantee (if assigned to another person):
                                             -----------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


         Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Income                REGISTERED HOLDER
PRIDES Certificates are to be regis-
tered in the name of and delivered to
and Pledged Debentures, or an
Applicable Ownership Interest in
the Treasury Portfolio, as the case may
be, are to be transferred to a Person
other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

                                             Please print name and address of
                                             Registered Holder:


-------------------------------------        -----------------------------------
               Name                                  Name

-------------------------------------        -----------------------------------
              Address                                Address

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------



Social Security or other
Taxpayer Identification
Number, if any
                              ----------------------------------

Transfer Instructions for Pledged Debentures, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Transferable Upon Early Settlement or a Termination Event:


--------------------------------------------------------------------------------

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[TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

         The following increases or decreases in this Global Certificate have been made:


      Signature of authorized officer of
Purchase Contract Agent or Securities
Custodian

Amount of decrease in Stated Amount of
the Global Certificate

Amount of increase in Stated Amount of
the Global Certificate

Stated Amount of this Global Certificate
Following such decrease or increase



                                    EXHIBIT B

                   (Form of Face of Growth PRIDES Certificate)

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.__________                             CUSIP NO.

Number of Growth PRIDES __________

             _________% Growth PRIDES


         This Growth PRIDES Certificate certifies that __________ is the registered Holder of the number of Growth PRIDES set forth above. Each Growth PRIDES represents (i) a 1/100 undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with The Coastal Corporation, a Delaware corporation (the "Company," which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Growth PRIDES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Growth PRIDES.

         The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer of same day funds (i) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Growth PRIDES to the accounts designated by them in writing for such purpose no later than 2:00 p.m. New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day), and (ii) in the case of the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Growth PRIDES of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Growth PRIDES.

         Each Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company, to sell, on o 16, 2002 (the "Purchase Contract Settlement Date"), at a price equal to $o (the "Stated Amount"), a number of shares of Common stock, $0.33 1/3 par value per share ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Growth PRIDES of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

         The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Growth PRIDES evidenced hereby an amount (the "Contract Adjustment Payments") equal to o % per annum of the Stated Amount, computed on the basis of a 360-day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Growth PRIDES Certificate (or a Predecessor Growth PRIDES Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Growth PRIDES Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Growth PRIDES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    THE COASTAL CORPORATION


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

                                    HOLDER SPECIFIED ABOVE (as to
                                    obligations of such Holder under the
                                    Purchase Contracts)

                                    By:  THE BANK OF NEW YORK not individually
                                         but solely as attorney-in-fact of
                                         such Holder


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

Dated:       , 1999

                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Growth PRIDES referred to in the within-mentioned Purchase Contract Agreement.

                           By:  THE BANK OF NEW YORK,
                              as Purchase Contract Agent


                           By:
                              --------------------------------
                                  Authorized Signatory

                              ( Form of Reverse of
                           Growth PRIDES Certificate)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of o, 1999 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Growth PRIDES Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at the Purchase Price, a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $o (the "Threshold Appreciation Price"), o shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $o, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Amount is less than or equal to $o, o shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby, which is settled through Early Settlement, shall obligate the Holder of the related Growth PRIDES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Growth PRIDES Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting either an Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Growth PRIDES equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Growth PRIDES who does not elect, on or prior to 5:00 p.m. New York City time on the second Business Day immediately preceding the Purchase Contract Settlement Date, to make an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued on the related Purchase Contract by applying a principal amount of the Pledged Treasury Securities as aforesaid.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         The Growth PRIDES Certificates are issuable only in registered form and only in denominations of a single Growth PRIDES and any integral multiple thereof. The transfer of any Growth PRIDES Certificate will be registered and Growth PRIDES Certificates may be exchanged as provided in the Purchase Contract Agreement. The Growth PRIDES Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Treasury Securities, thereby creating or recreating Income PRIDES, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Growth PRIDES remains in effect, such Growth PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Growth PRIDES in respect of the Treasury Security and the Purchase Contract constituting such Growth PRIDES may be transferred and exchanged only as a Growth PRIDES. A Holder of Growth PRIDES may create or recreate Income PRIDES by delivering to the Collateral Agent Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Debentures, or with the appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Security for which such Pledged Debentures or appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, secures the Holder's obligation under the Purchase Contract shall be referred to as an "Income PRIDES." A Holder may make such a substitution only in integral multiples of 40 Growth PRIDES for 40 Income PRIDES; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such substitution only in integral multiples of Growth PRIDES for Income PRIDES. Such substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Growth PRIDES Certificate shall not exceed $o. All such adjustments to the equivalent aggregate Stated Amount of this Growth PRIDES Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

         A Holder of an Income PRIDES may create or recreate a Growth PRIDES by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount of the Pledged Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such Pledged Debentures or the appropriate Applicable Owner ship Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such creation or recreation of a Growth PRIDES may be effected only in multiples of 45 Income PRIDES for 45 Growth PRIDES; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such Collateral Substitution only in integral multiples of
       Income PRIDES for        Growth PRIDES.

         Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Growth PRIDES Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Growth PRIDES Register.

         The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of per annum (computed on the basis of a 360-day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments, if any, may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Growth PRIDES Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Growth PRIDES Certificate divided by (y) the Applicable Market Value.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of shares of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or a declaration thereunder of a dividend of rights in the future).

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Growth PRIDES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holders thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Growth PRIDES Certificate, the Holder of this Growth PRIDES Certificate shall deliver this Growth PRIDES Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (ii) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Growth PRIDES as to which Early Settlement is effected equal to the Early Settlement Rate; provided however, that upon the Early Settlement of the Purchase Contracts, the Holder thereof will forfeit the right to receive any Deferred Contract

Adjustment Payments and any future Contract Adjustment Payments on such Purchase Contracts, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall initially be equal to o shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         Upon registration of transfer of this Growth PRIDES Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Growth PRIDES Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Growth PRIDES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Growth PRIDES evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Growth PRIDES Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the Stated Amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Growth PRIDES Certificate is registered as the owner of the Growth PRIDES evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, if any, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -                          as tenants in common

UNIF GIFT MIN ACT -                 ------------Custodian------------
                                    (cust)                   (minor)

                                    Under Uniform Gifts to Minors Act

                                    ---------------------------------
                                                 (State)

TEN ENT -                           as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                  ---------------------------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                      ---------------------------------------------------------

--------------------------------------------------------------------------------
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Growth PRIDES Certificates and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
attorney to transfer said Growth PRIDES Certificates on the books of The Coastal Corporation with full power of substitution in the premises.

Dated:
        -----------------           --------------------------------
                                    Signature

                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Growth PRIDES Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     --------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Growth PRIDES evidenced by this Growth PRIDES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      ---------------------------            ----------------------------
                                             Signature

                                             ----------------------------
                                             Signature Guarantee:
                                             (if assigned to another person)


         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered               REGISTERED HOLDER
in the name of and delivered to
a Person other than the Holder,
please (i) print such Person's name
and address and (ii) provide a
guarantee of your signature:

                                             Please print name and address of
                                             Registered Holder:


-------------------------------------        -----------------------------------
               Name                                           Name

-------------------------------------        -----------------------------------
              Address                                        Address

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------

Social Security or other
Taxpayer Identification
Number, if any
                                             -----------------------------------

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Growth PRIDES Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the

Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Growth PRIDES evidenced by this Growth PRIDES Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Growth PRIDES with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Growth PRIDES Certificate representing any Growth PRIDES evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer or similar tax payable incident thereto.

Dated:
      ------------------------------     -----------------------------
                                         Signature


Signature Guarantee:
                    ----------------------------------
(if assigned to another person)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Growth          REGISTERED HOLDER
PRIDES Certificates are to be regis-
tered in the name of and delivered to
and Pledged Treasury Securities are to
be transferred to a Person other than
the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:


                                             Please print name and address of
                                             Registered Holder:

-------------------------------------        -----------------------------------
               Name                                           Name

-------------------------------------        -----------------------------------
              Address                                        Address

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------

-------------------------------------        -----------------------------------

Social Security or other
Taxpayer Identification
Number, if any
                                  --------------------------------



Transfer Instructions for Pledged Treasury
Securities Transferable Upon Early
Settlement or a Termination Event:


-------------------------------------

-------------------------------------

-------------------------------------

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                  The following increases or decreases in this Global Certificate have been made:

Signature of authorized officer of
Purchase Contract Agent or Securities
Custodian

Amount of decrease in Stated Amount of
the Global Certificate

Amount of increase in Stated Amount of
the Global Certificate

Stated Amount of this Global Certificate
Following such decrease or increase



--------------------------------------------------------------------------------

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

                                    EXHIBIT C

                    INSTRUCTION FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT

The Chase Manhattan Bank
[Address]


Attention: Corporate Trust Services Division


         Re:  FELINE PRIDES of The Coastal Corporation (the "Company")

         We hereby notify you in accordance with Section [4.1] [4.2] of the
Pledge Agreement, dated as of      , 1999, (the "Pledge Agreement") among the
Company, your selves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Income PRIDES] [Growth PRIDES] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities] [$_______ aggregate principal amount of Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Income PRIDES] [Growth PRIDES] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:
     --------------------               ---------------------------------------
                                        By:


                                        ---------------------------------------
                                        Name:
                                        Title:
                                        Signature Guarantee:

                               -------------------

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] for the [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities]:


---------------------------      ------------------------------------
          Name                   Social Security or other Taxpayer
                                 Identification Number, if any

---------------------------
       Address


---------------------------



---------------------------

                                    EXHIBIT D

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

The Bank of New York
101 Barclay Street, Floor 12 East
 New York, NY 10286

Attention: Corporate Trust Administration

         Re:   FELINE PRIDES of The Coastal Corporation (the "Company")

         The undersigned Holder hereby notifies you that it has delivered
to         , as Collateral Agent, [$_______ aggregate principal amount of
Treasury Securities] [$ aggregate principal amount of Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, the case may be,] in exchange for an equal Value of [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1], [4.2] of the Pledge Agreement, dated o, 1999 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The under signed Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] related to such [Income PRIDES] [Growth PRIDES]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Dated:
      ------------------------------    ---------------------------------------
                                        Signature


                                        Signature Guarantee:
                                                            -------------------

Please print name and address of Registered Holder:

---------------------------            ------------------------------------
          Name                         Social Security or other Taxpayer
                                       Identification Number, if any

---------------------------
        Address


---------------------------



---------------------------

                                    EXHIBIT E

                        NOTICE TO SETTLE BY SEPARATE CASH

The Bank of New York
101 Barclay Street, Floor 12 East
New York, NY 10286

Attention: Corporate Trust Administration

         Re:   FELINE PRIDES of The Coastal Corporation (the "Company")

         The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.4 of the Purchase Contract Agreement dated as of o, 1999 among the Company and yourselves, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, (in lawful money of the United States by [certified or cashiers check or] wire transfer, in each case in immediately available funds), $_________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contract on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Income PRIDES] [Growth PRIDES].

Dated:
      ------------------------------    ---------------------------------------
                                        Signature


                                        Signature Guarantee:
                                                            -------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:


---------------------------            ------------------------------------

Name                                   Social Security or other Taxpayer
                                       Identification Number, if any

---------------------------
Address


---------------------------



---------------------------

--------------------------------------------------------------------------------


               FIRST SUPPLEMENT TO PURCHASE CONTRACT AGREEMENT

                          DATED AS OF JANUARY 29, 2001

                                      AMONG

                            THE COASTAL CORPORATION,

                           EL PASO ENERGY CORPORATION

                                       AND

                              THE BANK OF NEW YORK,
                           AS PURCHASE CONTRACT AGENT



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                             PAGE

                                    ARTICLE I
                                   DEFINITIONS


SECTION 1.1. DEFINITION OF TERMS .........................................     2

                                   ARTICLE II
                              CONCERNING THE MERGER

SECTION 2.1. EL PASO AS ISSUER OF COMMON STOCK UPON SETTLEMENT ...........     3
SECTION 2.2. ACCEPTANCE BY AGENT .........................................     3

                                   ARTICLE III
                              CONCERNING SETTLEMENT

SECTION 3.1. PURCHASE CONTRACT SETTLEMENT ................................     3
SECTION 3.2. SETTLEMENT RATE .............................................     4

                                   ARTICLE IV
                                  MISCELLANEOUS

SECTION 4.1. RATIFICATION OF PURCHASE CONTRACT AGREEMENT..................     4
SECTION 4.2. EFFECTIVENESS ...............................................     4
SECTION 4.3. SECURITIES DEEMED CONFORMED .................................     5
SECTION 4.4. GOVERNING LAW ...............................................     5
SECTION 4.5. SEPARABILITY ................................................     5
SECTION 4.6. COUNTERPARTS ................................................     5

         FIRST SUPPLEMENT TO PURCHASE CONTRACT AGREEMENT, dated as of January 29, 2001 (this "Supplemental Agreement"), among The Coastal Corporation, a Delaware corporation (the "Company"), El Paso Energy Corporation, a Delaware corporation ("El Paso"), and The Bank of New York, a New York banking corporation, acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

         WHEREAS, the Company and the Agent executed and delivered a Purchase Contract Agreement, dated as of August 3, 1999 (the "Purchase Contract Agreement"), to provide for the execution and delivery of the Purchase Contracts and Certificates related to the Income PRIDES or Growth PRIDES (collectively, the "Securities");

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of January 17,2000 (the "Merger Agreement"), by and among the Company, El Paso Merger Company, a wholly owned subsidiary of El Paso, and El Paso, El Paso Merger Company is to merge (the "Merger") with and into the Company;

         WHEREAS, Section 2.1(a) of the Merger Agreement provides that, at the effective time of the Merger (the "Effective Time"), each share of Common
Stock of the Company issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be cancelled in exchange for, the right to receive 1.23 shares of Common Stock of El Paso, par value $3.00 per share, including any associated preferred stock purchase rights ("El Paso Common Stock");

         WHEREAS, Section 9.1 of the Purchase Contract Agreement permits the Company to merge with another corporation provided certain terms and conditions are satisfied;

         WHEREAS, Section 5.6(b) of the Purchase Contract Agreement provides that in the event of a Reorganization Event the Person formed thereby shall execute and deliver to the Agent an agreement supplemental to the Purchase Contract Agreement providing that the Holders of each Outstanding Security shall have the rights provided by Section 5.6 and for adjustments, for subsequent events, that are as nearly equivalent as may be practicable to the adjustments provided for in Section 5.6 of the Purchase Contract Agreement.

         WHEREAS, Section 8.1 of the Purchase Contract Agreement authorizes the Company and the Agent to enter into a supplemental agreement without the consent of any Holders, to, among other things, make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b) of the Purchase Contract Agreement;

         WHEREAS, the Company has furnished the Agent with an Opinion of Counsel, stating that the Merger and this Supplemental Agreement comply with the provisions of Article IX of the Purchase Contract Agreement and that all conditions precedent to the consummation of the Merger set forth in the Purchase Contract Agreement have been met;

         WHEREAS, pursuant to Section 8.3 of the Purchase Contract Agreement, in executing this Supplemental Agreement the Agent shall be fully protected in relying upon an Opinion of Counsel furnished by the Company stating that the execution of this Supplemental Agreement is authorized or permitted by the Purchase Contract Agreement; and

         WHEREAS, the Company has requested that the Agent execute and deliver this Supplemental Agreement.

         NOW THEREFORE, in consideration of the premises El Paso and the Company covenant and agree with the Agent as follows:


                                    ARTICLE I
                                   DEFINITIONS


SECTION 1.1. DEFINITION OF TERMS.

         Unless the context otherwise requires:

         (a) a term defined in the Purchase Contract Agreement has the same meaning when used in this Supplemental Agreement;

         (b) a term defined anywhere in this Supplemental Agreement has the same meaning throughout;

         (c) the singular includes the plural and vice versa; and

         (d) headings are for convenience of reference only and do not affect interpretation.

                                   ARTICLE II
                              CONCERNING THE MERGER


SECTION 2.1. EL PASO AS ISSUER OF COMMON STOCK UPON SETTLEMENT.

         (a) The parties hereby agree that, from and after the Effective Time, El Paso shall issue and deliver the number of shares of El Paso Common Stock which is sufficient to settle the Purchase Contracts as provided in Article III of this Supplemental Agreement, against payment in full of the Purchase Price in the manner set forth in the Purchase Contract Agreement and Section 2.1(b) hereof.

         (b) The Company hereby agrees that it will immediately forward to El Paso all funds received by it under Section 5.4, 5.9 or otherwise under the Purchase Contract Agreement for payment of the purchase price upon settlement of the Purchase Contract for the shares of El Paso Common Stock to be so issued.


SECTION 2.2. ACCEPTANCE BY AGENT.

         The Agent accepts this Supplemental Agreement and agrees to execute its duties and responsibilities as hereby supplemented upon the terms and conditions set forth in the Purchase Contract Agreement, including the terms and provisions defining and limiting the liabilities and responsibilities of the Agent, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of its duties created by the Purchase Contract Agreement as hereby supplemented; and without limiting the generality of the foregoing, the Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by El Paso and the Company, or for or with respect to the validity or sufficiency of this Supplemental Agreement or any of the terms or provisions hereof.


                                   ARTICLE III
                              CONCERNING SETTLEMENT


SECTION 3.1. PURCHASE CONTRACT SETTLEMENT.

         (a) The parties understand and agree that, pursuant to Section 5.6(b) of the Purchase Contract Agreement, the Merger will constitute a Reorganization Event as a result of which as of the Effective Time the Settlement Rate shall be adjusted such that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof (or upon any Early Settlement) the number of shares of El Paso Common Stock receivable pursuant to the Merger (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a holder of the number of shares of the Company's Common Stock that would have been issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to the Effective Time, subject to any further adjustments in the Settlement Rate under
Article V of the Purchase Contract Agreement prior to settlement. Attached as Exhibit A hereto is an Officer's Certificate, pursuant to Section 5.7(a)(i) of the Purchase Contract Agreement, which sets forth the method of calculation of the Settlement Rate as of the Effective Time, as adjusted for the Merger.

         (b) The parties hereby agree that, subject to the other provisions of this Supplemental Agreement from and after the Effective Time, the provisions of the Purchase Contract Agreement and the Purchase Contracts that refer to the delivery of "Common Stock" of the Company, including without limitation Sections 5.4, 5.5, 5.9, 10.3 and 10.4 of the Purchase Contract Agreement, shall relate to El Paso Common Stock by operation of Section 5.6(b) of the Purchase Contract Agreement.

SECTION 3.2. SETTLEMENT RATE.

         In accordance with the last two sentences of Section 5.6(b) of the Purchase Contract Agreement, the Settlement Rate shall be adjusted for events subsequent to the Effective Time, in a manner that is as nearly equivalent as may be practicable to the adjustments provided for in Section 5.6 of the Purchase Contract Agreement, as if El Paso was the original "Company" and El Paso Common Stock was the original "Common Stock" under the provisions of
Section 5.6 of the Purchase Contract Agreement.


                                   ARTICLE IV
                                  MISCELLANEOUS


SECTION 4.1. RATIFICATION OF PURCHASE CONTRACT AGREEMENT.


         The Purchase Contract Agreement, as supplemented by this Supplemental Agreement, is in all respects ratified and confirmed, and this Supplemental Agreement shall be deemed part of the Purchase Contract Agreement in the manner and to the extent herein and therein provided.


SECTION 4.2. EFFECTIVENESS.

         This Supplemental Agreement shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto and (ii) the Effective Time.

SECTION 4.3. SECURITIES DEEMED CONFORMED.

         As of the Effective Time, the provisions of each Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Security or any other action on the part of the Holders, El Paso, the Company or Agent, so as to reflect this Supplemental Agreement.

SECTION 4.4. GOVERNING LAW.

         This Supplemental Agreement shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

SECTION 4.5. SEPARABILITY.

         In came any one or more of the provisions contained in this Supplemental Agreement or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Agreement or of the Securities, but this Supplemental Agreement and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 4.6. COUNTERPARTS.

         This Supplemental Agreement may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         TN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above written.

                              THE COASTAL CORPORATION

                              By /s/ AUSTIN M. O'TOOLE
                                 ----------------------------------------------
                                 Name: Austin M. O'Toole
                                 Title: Senior Vice President &
                                        Corporate Secretary


                              EL PASO ENERGY CORPORATION

                              By    /s/ DAVID L. SIDDALL
                                 ----------------------------------------------
                                 Name:  David L. Siddall
                                 Title: Vice President

                              THE BANK OF NEW YORK, as Agent

                              By    /s/ REMO J. REALE
                                 ----------------------------------------------
                                 Name:  Reno J. REALE
                                 Title: Vice President

                                                                       EXHIBIT A


                              OFFICER'S CERTIFICATE
                                       OF
                             THE COASTAL CORPORATION
                 UNDER SECTION 5.7(a)(i) AND SECTION 9.1 OF THE
                           PURCHASE CONTRACT AGREEMENT

         THE UNDERSIGNED, AUSTIN M. O'TOOLE, the Senior Vice President and Corporate Secretary of The Coastal Corporation, a Delaware corporation (the "Company"), hereby certifies:

                  (i) Accompanying this Certificate is the duly executed Supplemental Purchase Contract Agreement (the "Supplemental Agreement"), dated as of January, 2001, among the Company, El Paso Energy Corporation, a Delaware corporation ("El Paso"), and The Bank of New York, as purchase contract agent (the "Agent"), which will become effective as of Effective Time of the Merger of El Paso Merger Company, a wholly-owned subsidiary of El Paso (the "Merger Sub") into the Company and which amends the Purchase Contract Agreement dated as of August 3,1999 among the Company and the Agent.

                  (ii) Pursuant to Section 5.7(a)(i) of the Purchase Contract Agreement, the Settlement Rate from and after the Effective Time, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based, are as follows:

                                  As of the Effective Time, the Merger Sub will merge with and into the Company and the Company's Common Stock will no longer exist.
                                  Section 5.6(b) of the Purchase Contract
                                  Agreement provides that the Merger constitutes a Reorganization Event whereupon the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement date with respect to each Purchase Contract forming a part thereof (or upon Early Settlement), the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a holder of the number of shares of the Company's Common Stock issuable on account of each Purchase Contract as if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event and assuming such holder failed to exercise his rights of election as to the kind or amount of securities, cash and other property so receivable.

         METHOD OF CALCULATION:

                  1)      Settlement Rate prior to the Effective Time

                          a) If the Applicable Market Value is equal to or greater than $46.4363 (the "Threshold Appreciation Price"), 0.5384 shares of Company Common Stock per Purchase Contract;

                b) if the Applicable Market Value is less than the Threshold Appreciation Price, but greater than $38.0625, the number of shares of Company Common Stock equal to the Stated Amount divided by the Applicable Market Value, and

                c) if the Applicable Market Value is less than or equal to $38.0625, 0.6568 shares of Company Common Stock per Purchase Contract.

        2) The Applicable Market Value of the Company's Common Stock calculated prior to the Merger is greater than the Threshold Appreciation Price ($46.4363). Accordingly, as described in 1)a) above, the applicable Settlement Rate as if the Purchase Contract Settlement Date had occurred immediately prior to the Merger (but prior to adjustment for the Merger) is 0.5384 shares of Company Common Stock per Purchase Contract.

        3) Securities Receivable Upon Reorganization Event: Upon consummation of the Merger, each holder of a share of the Company's Common Stock will receive 1.23 shares of El Paso Common Stock.

        4) Adjustment Settlement Rate: Accordingly, unless there shall have occurred a Termination Event, each Holder of a Purchase Contract will be obligated to purchase on the Purchase Contract Settlement Date (subject to the next sentence) at a price equal to the Stated Amount ($25), and El Paso will be required to sell at such price, 0.6622 shares of El Paso Common Stock (the product of 0.5384 times 1.23), subject to any further adjustments in the Settlement Rate under Article V of the Purchase Contract Agreement prior to settlement. Pursuant to the Purchase Contract Agreement, in the case of Early Settlement, Cash Settlement, or through the application of Proceeds from related Treasury Securities, the Cash Settlement Rate and Early Settlement Rate (as applicable) will also be determined based on the adjusted Settlement Rate as applicable to the El Paso Common Stock.

        5) The Company is not in default in the performance of any covenant or condition under the Purchase Contract Agreement, any of the Securities, or the Pledge Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Supplemental Agreement and the Purchase Contract Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate on this ___ day of January, 2001.


                                                 THE COASTAL CORPORATION


                                                 ------------------------------
                                                 By:     Austin M. O'Toole
                                                 Title:  Senior Vice President
                                                         and Corporate Secretary

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above written.

                                        THE COASTAL CORPORATION


                                        By__________________________
                                          Name:
                                          Title:



                                        EL PASO ENERGY CORPORATION


                                        By__________________________
                                          Name:
                                          Title:



                                        THE BANK OF NEW YORK, as Agent


                                        By__________________________
                                          Name:
                                          Title: